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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated February 25, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Computer Horizons Corp. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Computer Horizons Corp. on Form S-8.





GRANT THORNTON LLP


Edison, New Jersey
March 28, 2003